UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2026 (November 4, 2026)

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
7677 Henneman Way, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange
Common Stock, $1.00 par value per share	GL	NYSE Texas, Inc.
4.250% Junior Subordinated Debentures	GL PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2026, the Board of Directors (the “Board”) of Globe Life Inc. (the “Company”) adopted and approved the Company’s Amended and Restated By-laws (the “Amended and Restated By-laws”), effective immediately. The Amended and Restated By-laws amend and restate the Company’s By-laws as follows:

•Article III, Section 8: Provide that the director, if any, who has been designated as lead independent director by the directors who are independent under the Independence Standards is authorized to call special meetings of the Board.
•Article IV, Section 1: Provide that the Compensation Committee of the Board prescribes the compensation of all persons who are deemed to be “executive officers” (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended). Previously, the Compensation Committee was also responsible for prescribing the compensation of any employees of the Company or its subsidiaries who earned a salary and bonus totaling $500,000 or more per year.
•Make certain other non-substantive, technical and conforming changes.

Item 9.01    Financial Statement and Exhibits.
(a) Financial statements of businesses or funds acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable
(d) Exhibits.
(3.1) Amended and Restated By-laws of Globe Life Inc., as amended November 4, 2026
(104) Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026	GLOBE LIFE INC.

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary